Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement (No. 333-269246) on Form S-1 of our report dated November 2, 2022 (January 17, 2023, as to the effects of the 1-for-150 stock split described in Note 1), relating to the financial statements of Interactive Strength Inc. dba FORME. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Morristown, NJ

February 1, 2023